UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2011

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BIOSCRIP, INC.
(Exact name of Registrant as specified in its charter)

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Delaware	0-28740	05-0489664
(State of Incorporation	(Commission File Number	(I.R.S. Employer
Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address if principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act 17 CRS 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
               As of the close of business on September 16, 2011, Mr. Barry A. Posner’s employment with the Registrant ceased.  Prior to his separation of employment, Mr. Posner served as the Registrant’s Executive Vice President, General Counsel and Secretary.

               In August 2006, the Registrant entered into a severance agreement with Mr. Posner that replaced and modified the severance provision contained in his employment agreement with the Registrant which expired in March 2006.  The Registrant and Mr. Posner are currently discussing the terms of a separation agreement that would, among other things, incorporate the material terms of his 2006 severance agreement and may further provide for a consulting relationship between Mr. Posner and the Registrant.

Item 8.01	Other Events.
                Monday September 19, 2011, Kimberlee Seah joined the Registrant as Senior Vice President, General Counsel and Secretary.  Ms. Seah previously served as General Counsel for Critical Care Systems, Inc., a specialty pharmacy home infusion company.  Prior to that, she was an attorney at Ropes & Gray, specializing in health care law.  Ms. Seah earned her Juris Doctor degree from Georgetown University Law Center and her Bachelor of Arts degree from Dartmouth College.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: September 19, 2011		/s/ Richard M. Smith
	By:	Richard M. Smith Chief Executive Officer